Exhibit (h)

AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT TO PARTICIPATION AGREEMENT dated and effective as of March 1, 2012 (this “Amendment”), by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and SYMETRA LIFE INSURANCE COMPANY.

WITNESSETH:

WHEREAS, the parties hereto have entered into a Participation Agreement dated as of March 14, 2007, as amended (the “Participation Agreement”), pursuant to which the Sponsor has agreed to make shares of certain Portfolios of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s Variable Insurance Products; and

WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended as follows:

(a) All references in the Participation Agreement to the National Association of Securities Dealers, Inc. and to the NASD are replaced with references to the Financial Industry Regulatory Authority, Inc. and FINRA, respectively.

(b) The ninth Whereas clause of the Participation Agreement is deleted in its entirety and replaced by the following:

“WHEREAS, (a) the Sponsor and Benefit Trust Company (successor to State Street Bank and Trust Company) (“Benefit Trust”) have entered into a Defined Contribution Clearance & Settlement Agreement dated as of January 22, 2007 (the “Benefit Trust DCC&S Agreement”), which sets forth, among other things, certain operational provisions governing the purchase and redemption of shares of the Fund by Benefit Trust on behalf of the Accounts in connection with certain of the Variable Insurance Products (such Variable Insurance Products, the “Benefit Trust-Traded Products”) and related matters; and (b) the Company and the Sponsor have entered into a Defined Contribution Clearance & Settlement Agreement dated as of March 1, 2012 (the “Symetra DCC&S Agreement”) which sets forth the operational provisions governing the purchase and redemption of shares of the Fund by the Accounts in connection with certain of the Variable Insurance Products (such Variable Insurance Products, the “Symetra-Traded Products”) and related matters;”

(c) Section 1.1 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

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“1.1 The Sponsor and the Distributor agree to (a) sell to the Company those shares of the Portfolios of the Fund listed on Schedule B which each Account orders in connection with the BT-Traded Products, in accordance with this Agreement and the applicable provisions of the Benefit Trust DCC&S Agreement and (b) sell to the Company those shares of the Portfolios of the Fund listed on Schedule B which each Account orders in connection with the Symetra-Traded Products, in accordance with this Agreement and the applicable provisions of the Symetra DCC&S Agreement. Schedule A, as it may be amended from time to time by mutual written agreement of the parties, identifies whether each Variable Insurance Product is a BT-Traded Product or a Symetra-Traded Product.”

(d) Section 1.5 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

“1.5 The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by an Account, in accordance with the relevant provisions of (a) the Benefit Trust DCC&S Agreement, where the redemption is related to a Benefit Trust-Traded Product, and (b) the Symetra DCC&S Agreement, where the redemption is related to a Symetra-Traded Product. The Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund’s prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.”

(e) Schedule A to the Participation Agreement is replaced with Schedule A attached to this Amendment.

(f) Schedule B to the Participation Agreement is replaced with Schedule B attached to this Amendment.

(g) Schedule C to the Participation Agreement is replaced with Schedule C attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect. If this Amendment conflicts in any way with the terms of the Participation Agreement, the terms of this Amendment shall control.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:

Name:	Heidi Stam

Title:	Secretary

THE VANGUARD GROUP, INC.

By:

Name:

Title:

VANGUARD MARKETING CORPORATION

By:

Name:	Heidi Stam

Title:	Senior Vice President

SYMETRA LIFE INSURANCE COMPANY

By:

Name:	Daniel R. Guilbert

Title:	Executive Vice President

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SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account	Contracts Funded by Separate Account	Type of Product/NSCC Number

Symetra Separate Account C	Symetra Focus Variable Annuity	BT-Traded Product/0761

Symetra Separate Account SL	Symetra True VA	Symetra-Traded Product/4609

	Symetra Complete Variable Insurance Policy	BT-Traded Product/0761

	Symetra Complete Advisor Variable Insurance Policy	BT-Traded Product/0761

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SCHEDULE B

PORTFOLIOS

Money Market Portfolio

Total Bond Market Index Portfolio

High-Yield Bond Portfolio

Short-Term Investment Grade Portfolio

Balanced Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

Small Company Growth Portfolio

International Portfolio

Total Stock Market Index Portfolio

Capital Growth Portfolio

Conservative Allocation Portfolio

Moderate Allocation Portfolio

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SCHEDULE C

LARGE TRANSACTION AMOUNTS

Portfolio	Large Transaction Amount
Money Market Portfolio	$3,000,000
Total Bond Market Index Portfolio	$ 750,000
High-Yield Bond Portfolio	$ 500,000
Short-Term Investment-Grade Portfolio	$1,000,000
Balanced Portfolio	$1,000,000
Diversified Value Portfolio	$1,000,000
Equity Income Portfolio	$ 500,000
Equity Index Portfolio	$ 500,000
Growth Portfolio	$ 500,000
Mid-Cap Index Portfolio	$ 100,000
REIT Index Portfolio	$ 100,000
Small Company Growth Portfolio	$1,000,000
International Portfolio	$1,000,000
Total Stock Market Index Portfolio	$ 500,000
Capital Growth Portfolio	$ 250,000
Conservative Allocation Portfolio	$ 25,000
Moderate Allocation Portfolio	$ 25,000

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